Exhibit 99.2

FOR IMMEDIATE RELEASE

Discovery Communications Announces Cash Tender Offer for Up to $600 Million Aggregate Principal Amount of Certain Outstanding Debt Securities Issued by Discovery Communications, LLC

SILVER SPRING, Md. – February 28, 2017 – Discovery Communications, Inc. (the “Company”) (Nasdaq: DISCA, DISCB, DISCK) today announced the commencement of a cash tender offer (the “Tender Offer”) by its wholly-owned subsidiary, Discovery Communications, LLC (the “Offeror”), for up to $600 million combined aggregate principal amount (the “Maximum Tender Amount”) of the Offeror’s 5.050% Senior Notes due 2020 (the “2020 Notes”) and 5.625% Senior Notes due 2019 (the “2019 Notes” and together with the 2020 Notes, the “Notes”).

The following table sets forth certain information regarding the Notes and the Tender Offer:

Title of Security	CUSIP Numbers	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Early Tender Premium (per $1,000)(2)	Fixed Spread (basis points)
5.050% Senior Notes due 2020	25470D AC3	$1,300,000,000	1	1.375% U.S. Treasury Notes due February 15, 2020	FIT1	$30	70
5.625% Senior Notes due 2019	25470D AA7	$500,000,000	2	1.125% U.S. Treasury Notes due February 28, 2019	FIT1	$30	60

(1)	The applicable page on Bloomberg from which the dealer managers for the Tender Offer will quote the bid-side prices of the applicable Reference U.S. Treasury Security.
(2)	The Total Consideration referred to below includes the Early Tender Premium.

The Tender Offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase dated February 28, 2017 (the “Offer to Purchase”). The Tender Offer will expire at 11:59 p.m., New York City time, on March 27, 2017, unless extended or earlier terminated by the Offeror (the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on March 13, 2017 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Tender Offer for each series of Notes that are validly tendered and not validly withdrawn and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on March 13, 2017 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 11:00 a.m., New York City time, on March 14, 2017, unless extended by the Offeror.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered on or prior to the Early Tender Deadline is expected to be March 15, 2017, two business days following the Early Tender Deadline (the “Early Settlement Date”). The settlement date for Notes that are tendered following the Early Tender Deadline but on or prior to the Expiration Date is expected to be March 28, 2017, one business day following the Expiration Date (the “Final Settlement Date”), assuming the Maximum Tender Amount is not purchased on the Early Settlement Date.

Subject to the Maximum Tender Amount, all 2020 Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be accepted before any tendered 2019 Notes, and all 2020 Notes validly tendered after the Early Tender Deadline will be accepted before any 2019 Notes tendered after the Early Tender Deadline. However, if the Tender Offer is not fully subscribed as of the Early Tender Deadline, subject to the Maximum Tender Amount, 2019 Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be accepted for purchase in priority to 2020 Notes tendered after the Early Tender Deadline.

Notes of either series may be subject to proration if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following the Early Tender Deadline but on or before the Expiration Date will not have any of their Notes accepted for purchase.

The Offeror’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the receipt of gross proceeds of at least $650 million from the Offeror’s concurrent registered public offering of senior notes, which the Offeror expects to announce in a separate press release. The Offeror reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offer; (ii) extend or terminate the Tender Offer; (iii) increase or decrease the Maximum Tender Amount; or (iv) otherwise amend the Tender Offer in any respect.

Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC and are acting as the dealer managers for the Tender Offer. The information agent and tender agent is D.F. King & Co., Inc. Copies of the Offer to Purchase and related offering materials are available by contacting D.F. King & Co., Inc. at (877) 871-1741 (U.S. toll-free) or (212) 269-5550 (banks and brokers). Questions regarding the Tender Offer should be directed to Credit Suisse Securities (USA) LLC at (212) 325-2476 (collect) or (800) 820-1653 (toll-free), J.P. Morgan Securities LLC, Liability Management Group, at (212) 834-3424 (collect) or (866) 834-4666 (toll-free) or RBC Capital Markets, LLC at (212) 618-7822 (collect) or (877) 381-2099 (toll-free). This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Discovery

Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) provides television programming through a portfolio of premium nonfiction, sports and kids programming brands. Reaching 3 billion cumulative viewers across pay-TV and free-to-air platforms in more than 220 countries and territories, Discovery’s portfolio includes the global brands Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, a provider of locally relevant, premium sports and Home of the Olympic Games across Europe. Discovery reaches audiences across screens through digital-first programming from digital content holding company Group Nine Media, Discovery VR, over-the-top offerings Eurosport Player and Dplay, as well as TV Everywhere products comprising the GO portfolio of TVE apps and Discovery K!ds Play.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offer, the satisfaction of conditions to the Tender Offer, whether the Tender Offer will be consummated in accordance with the terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, as well as the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 14, 2017. Forward-looking statements in this release include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.